Exhibit 99.1

Old National Bancorp Reports Second Quarter 2025 Results
and Names New President and COO
Evansville, Ind. (July 22, 2025)

Old National Bancorp (NASDAQ: ONB) reports 2Q25 net income applicable to common shares of $121.4 million, diluted EPS of $0.34; $190.9 million and $0.53 on an adjusted[1] basis, respectively.
CEO COMMENTARY:

"Old National’s impressive second quarter results were achieved through a strong focus on the fundamentals: Growing our balance sheet, expanding our fee-based businesses, and controlling expenses," said Chairman and CEO Jim Ryan. "Additionally, with the successful closing of our partnership with Bremer on May 1, 2025, Old National is well-positioned for the remainder of the year, benefiting from a larger balance sheet and a stronger capital position."

"We are thrilled to welcome Tim Burke as Old National's President and Chief Operating Officer," said Chairman and CEO Jim Ryan. "Tim brings nearly 30 years of extensive banking expertise to this critical role. I am confident that his infectious energy, strong strategic vision, and collaborative leadership approach will ensure that Old National continues to exceed client expectations for years to come, while also working to strengthen the communities we serve."

SECOND QUARTER HIGHLIGHTS2:

Net Income	•Net income applicable to common shares of $121.4 million; adjusted net income applicable to common shares[1] of $190.9 million
•Earnings per diluted common share ("EPS") of $0.34; adjusted EPS[1] of $0.53

Net Interest Income/NIM	•Net interest income on a fully taxable equivalent basis[1] of $521.9 million
•Net interest margin on a fully taxable equivalent basis[1] ("NIM") of 3.53%, up 26 basis points ("bps")

Operating Performance	•Pre-provision net revenue[1] ("PPNR") of $269.6 million; adjusted PPNR[1] of $289.9 million
•Noninterest expense of $384.8 million; adjusted noninterest expense[1] of $343.6 million
•Efficiency ratio[1] of 55.8%; adjusted efficiency ratio[1] of 50.2%

Deposits and Funding
•Period-end total deposits of $54.4 billion, up $13.3 billion; core deposits up $11.6 billion
◦Period-end core deposits up 0.8% annualized excluding deposits assumed from Bremer Financial Corporation ("Bremer")

•Granular low-cost deposit franchise; total deposit costs of 193 bps, up 2 bps

Loans and Credit Quality	•End-of-period total loans[3] of $48.0 billion, up $11.5 billion ◦End-of-period loans[3] up 3.7% annualized excluding loans acquired from Bremer
•Provision for credit losses[4] ("provision") of $106.8 million; $31.2 million excluding $75.6 million of current expected credit loss ("CECL") Day 1 non-purchased credit deteriorated ("non-PCD") provision expense[5]

•Net charge-offs of $26.5 million, or 24 bps of average loans; 21 bps excluding purchased credit deteriorated ("PCD") loans that had an allowance at acquisition
•30+ day delinquencies of 0.30% and nonaccrual loans of 1.24% of total loans

Return Profile & Capital	•Return on average tangible common equity[1] ("ROATCE") of 12.0%; adjusted ROATCE[1] of 18.1% •Preliminary regulatory Tier 1 common equity to risk-weighted assets of 10.74%, down 88 bps

Notable Items	•Closing of Bremer partnership on May 1, 2025 •$75.6 million of pre-tax CECL Day 1 non-PCD provision expense[5] •$41.2 million of pre-tax merger-related charges •$21.0 million of pre-tax pension plan gain[6]
1 Non-GAAP financial measure that management believes is useful in evaluating the financial results of the Company – refer to the Non-GAAP reconciliations contained in this release 2 Comparisons are on a linked-quarter basis, unless otherwise noted 3 Includes loans held-for-sale 4 Includes the provision for unfunded commitments 5 Refers to the initial increase in allowance for credit losses required on acquired non-PCD loans, including unfunded loan commitments, through the provision for credit losses 6 Includes a gain associated with freezing benefits of the Bremer pension plan

TIM BURKE TO JOIN OLD NATIONAL AS PRESIDENT AND COO
Timothy M. Burke, Jr. will join Old National Bancorp ("Old National") on July 22, 2025 as President and Chief Operating Officer, assuming the role previously held by Mark Sander who announced his retirement earlier this year. Mr. Burke most recently served as Executive Vice President of the Central Region and Field Enablement for the Commercial Bank for a large Midwestern super-regional bank, where he was responsible for the full range of commercial banking in 12 Midwestern markets including those in Illinois, Indiana and Michigan.
Mr. Burke’s nearly 30-year banking career has centered on serving clients and communities in the Midwest. His prior leadership experience includes roles as Northeast Ohio Market President for the same regional institution, where he was responsible for driving collaboration across all business lines including Retail, Business Banking, Commercial, Private Banking and Mortgage.
“I’m truly thrilled to join a team that’s so deeply committed to relationship banking and making a real impact on our communities,” said Burke. “Old National’s core values and mission strongly align with my personal values, positioning me well to jump into the role, take care of clients and deliver standout products and services consistently across all of our markets.”
As President and COO, Burke will be responsible for guiding the success of Old National’s Commercial, Community and Wealth segments, and Credit and Marketing teams. He and his family will reside in Evansville, Ind., and he will maintain offices in Evansville and Chicago.
RESULTS OF OPERATIONS2
Old National Bancorp reported second quarter 2025 net income applicable to common shares of $121.4 million, or $0.34 per diluted common share.
Included in second quarter results were $75.6 million of pre-tax CECL Day 1 non-PCD provision expense related to the allowance for credit losses established on acquired non-PCD loans (including unfunded loan commitments), pre-tax charges of $41.2 million for merger-related expenses, and a $21.0 million pre-tax gain associated with freezing benefits of the Bremer pension plan. Excluding these items and realized debt securities losses from the current quarter, adjusted net income1 was $190.9 million, or $0.53 per diluted common share.
DEPOSITS AND FUNDING
Growth in core deposits driven by Bremer including public fund and business checking increases partly offset by normal seasonal outflows of retail deposits.
•Period-end total deposits were $54.4 billion, up $13.3 billion; core deposits up $11.6 billion; includes $11.5 billion of period-end core deposits assumed in the Bremer transaction.
◦Period-end core deposits up 0.8% annualized excluding Bremer.
•On average, total deposits for the second quarter were $49.8 billion, up $9.3 billion.
•Granular low-cost deposit franchise; total deposit costs of 193 bps, up 2 bps.
•A loan to deposit ratio of 88%, combined with existing funding sources, provides strong liquidity.

LOANS
Loan growth driven by Bremer and strong commercial loan production; pipeline increasing.
•Period-end total loans3 were $48.0 billion, up $11.5 billion; includes $11.2 billion of period end loans acquired in the Bremer transaction.
◦Excluding loans3 acquired in the Bremer transaction, period-end total loans were up 3.7% annualized.
•Commercial loans, excluding Bremer, grew 4.6% annualized

◦Total commercial loan production in the second quarter was $2.3 billion; period-end commercial pipeline totaled $4.8 billion, up approximately 40%.
•Average total loans in the second quarter were $44.1 billion, an increase of $7.8 billion.

CREDIT QUALITY
Resilient credit quality continues to be a hallmark of Old National.
•Provision4 expense was $106.8 million; $31.2 million excluding $75.6 million of CECL Day 1 non-PCD provision expense5 related to the allowance for credit losses established on acquired non-PCD loans (including unfunded loan commitments) in the Bremer transaction, consistent with the prior quarter.
•Net charge-offs were $26.5 million, or 24 bps of average loans, consistent with the prior quarter.
◦Excluding PCD loans that had an allowance for credit losses established at acquisition, net charge-offs to average loans were 21 bps.
•30+ day delinquencies as a percentage of loans were 0.30% compared to 0.22%.
•Nonaccrual loans as a percentage of total loans were 1.24% compared to 1.29%.
•The allowance for credit losses, including the allowance for credit losses on unfunded loan commitments, stood at $594.7 million, or 1.24% of total loans, compared to $424.0 million, or 1.16% of total loans, reflecting $75.6 million of CECL Day 1 non-PCD provision expense5 related to acquired non-PCD loans (including unfunded loan commitments) and $90.4 million of allowance related to acquired PCD loans.

NET INTEREST INCOME AND MARGIN
Higher reflective of larger balance sheet and higher asset yields.
•Net interest income on a fully taxable equivalent basis1 increased to $521.9 million compared to $393.0 million, driven by Bremer, loan growth, higher asset yields and more days in the quarter, partly offset by higher funding costs.
•Net interest margin on a fully taxable equivalent basis1 increased 26 bps to 3.53%.
•Cost of total deposits was 1.93%, increasing 2 bps and the cost of total interest-bearing deposits increased 6 bps to 2.52%.

NONINTEREST INCOME
Increase driven by Bremer and organic growth of fee-based businesses.
•Total noninterest income was $132.5 million, $111.6 million excluding a $21.0 million pre-tax gain associated with the freezing of benefits of the Bremer pension plan, compared to $93.8 million.
•Excluding the pension plan gain and realized debt securities losses, noninterest income was up 18.8% driven by Bremer revenue as well as higher wealth fees, mortgage fees, and capital markets revenue.

NONINTEREST EXPENSE
Higher reflective of Bremer, disciplined expense management drives efficiency ratio lower.
•Noninterest expense was $384.8 million and included $41.2 million of merger-related charges.
•Excluding merger-related charges, adjusted noninterest expense1 was $343.6 million, compared to $262.6 million, driven primarily by elevated operating costs and additional intangibles amortization, both related to the Bremer transaction.
•The efficiency ratio1 was 55.8%, while the adjusted efficiency ratio1 was 50.2% compared to 53.7% and 51.8%, respectively.

INCOME TAXES
•Income tax expense was $30.3 million, resulting in an effective tax rate of 19.5% compared to 20.3%. On an adjusted fully taxable equivalent ("FTE") basis, the effective tax rate was 24.6% compared to 22.5%.
◦The effective tax rate for the second quarter of 2025 was impacted by the Bremer transaction and the first quarter of 2025 was impacted by a $1.2 million benefit for the vesting of employee stock compensation.
•Income tax expense included $5.8 million of tax credit benefit compared to $5.3 million.

CAPITAL
Capital ratios remain strong.
•Preliminary total risk-based capital down 109 bps to 12.59% and preliminary regulatory Tier 1 capital down 103 bps to 11.20%, as strong retained earnings were more than offset by the Bremer transaction and loan growth.
•Tangible common equity to tangible assets was 7.26%, down 6.4%.

CONFERENCE CALL AND WEBCAST
Old National will host a conference call and live webcast at 9:00 a.m. Central Time on Tuesday, July 22, 2025, to review second quarter financial results. The live audio webcast link and corresponding presentation slides will be available on the Company’s Investor Relations website at oldnational.com and will be archived there for 12 months. To listen to the live conference call, dial U.S. (800) 715-9871 or International (646) 307-1963, access code 9394540. A replay of the call will also be available from approximately noon Central Time on July 22, 2025 through August 5, 2025. To access the replay, dial U.S. (800) 770-2030 or International (647) 362-9199; Access code 9394540.
ABOUT OLD NATIONAL
Old National Bancorp (NASDAQ: ONB) is the holding company of Old National Bank. As the fifth largest commercial bank headquartered in the Midwest, Old National proudly serves clients primarily in the Midwest and Southeast. With approximately $71 billion of assets and $38 billion of assets under management, Old National ranks among the top 25 banking companies headquartered in the United States. Tracing our roots to 1834, Old National focuses on building long-term, highly valued partnerships with clients while also strengthening and supporting the communities we serve. In addition to providing extensive services in consumer and commercial banking, Old National offers comprehensive wealth management and capital markets services. For more information and financial data, please visit Investor Relations at oldnational.com. In 2025, Points of Light named Old National one of "The Civic 50" - an honor reserved for the 50 most community-minded companies in the United States.
USE OF NON-GAAP FINANCIAL MEASURES
The Company's accounting and reporting policies conform to U.S. generally accepted accounting principles ("GAAP") and general practices within the banking industry. As a supplement to GAAP, the Company provides non-GAAP performance results, which the Company believes are useful because they assist investors in assessing the Company's operating performance. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables at the end of this release.
The Company presents EPS, the efficiency ratio, return on average common equity, return on average tangible common equity, and net income applicable to common shares, all adjusted for certain notable items. These items include CECL Day 1 non-PCD provision expense, merger-related charges associated with completed and pending acquisitions, a pension plan gain, debt securities gains/losses, separation expense, distribution of excess pension assets expense, and FDIC special assessment expense. Management believes excluding these items from EPS, the efficiency ratio, return on average common equity, and return on average tangible common equity may be useful in assessing the Company's underlying operational performance since these items do not pertain to its core business operations and their exclusion may facilitate better comparability between periods. Management believes that excluding merger-related charges from these metrics may be useful to the Company, as well as analysts and investors, since these expenses can vary significantly based on the size, type, and structure of each acquisition. Additionally, management believes excluding these items from these metrics may enhance comparability for peer comparison purposes.
Income tax expense, provision for credit losses, and the certain notable items listed above are excluded from the calculation of pre-provision net revenues, adjusted due to the fluctuation in income before income tax and the level of provision for credit losses required. Management believes adjusted pre-provision net revenues may be useful in assessing the Company's underlying operating performance and their exclusion may facilitate better comparability between periods and for peer comparison purposes.
The Company presents adjusted noninterest expense, which excludes merger-related charges associated with completed and pending acquisitions, separation expense, distribution of excess pension assets expense, and FDIC special assessment expense, as well as adjusted noninterest income, which excludes a pension plan gain and debt securities gains/losses. Management believes that excluding these items from noninterest expense and noninterest income may be useful in assessing the Company’s underlying operational performance as these items either do not pertain to its core business operations or their exclusion may facilitate better comparability between periods and for peer comparison purposes.
The tax-equivalent adjustment to net interest income and net interest margin recognizes the income tax savings when comparing taxable and tax-exempt assets. Interest income and yields on tax-exempt securities and loans are presented using the current federal income tax rate of 21%. Management believes that it is standard practice in the banking industry to present net interest income and net interest margin on a fully tax-equivalent basis and that it may enhance comparability for peer comparison purposes.
In management's view, tangible common equity measures are capital adequacy metrics that may be meaningful to the Company, as well as analysts and investors, in assessing the Company's use of equity and in facilitating comparisons with peers. These non-GAAP measures are valuable indicators of a financial institution's capital strength since they eliminate intangible assets from stockholders' equity and retain the effect of accumulated other comprehensive loss in stockholders' equity.
Although intended to enhance investors' understanding of the Company's business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. In addition, these non-GAAP financial measures may differ from those used by other financial institutions to assess their business and performance. See the following reconciliations in the "Non-GAAP Reconciliations" section for details on the calculation of these measures to the extent presented herein.
FORWARD-LOOKING STATEMENTS
This earnings release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), Section 27A of the Securities Act of 1933 and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934 and Rule 3b-6 promulgated thereunder, notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the Securities and Exchange Commission ("SEC"), in press releases, and in oral and written statements made by us that are not statements of historical fact and constitute forward‐looking statements within the meaning of the Act. These statements include, but are not limited to, descriptions of Old National’s financial condition, results of operations, asset and credit quality trends, profitability and business plans or opportunities. Forward-looking statements can be identified by the use of words such as "anticipate," "believe," "contemplate," "continue," "could," "estimate," "expect," "guidance," "intend," "may," "outlook," "plan," "potential," "predict," "should," "would," and "will," and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties. There are a number of factors that could cause actual results or outcomes to differ materially from those in such statements, including, but not limited to: competition; government legislation, regulations and policies, including trade and tariff policies; the ability of Old National to execute its business plan; unanticipated changes in our liquidity position, including but not limited to changes in our access to sources of liquidity and capital to address our liquidity needs; changes in economic conditions and economic and business uncertainty which could materially impact credit quality trends and the ability to generate loans and gather deposits; inflation and governmental responses to inflation, including increasing interest rates; market, economic, operational, liquidity, credit, and interest rate risks associated with our business; our ability to successfully manage our credit risk and the sufficiency of our allowance for credit losses; the expected cost savings, synergies and other financial benefits from the merger (the “Merger”) between Old National and Bremer not being realized within the expected time frames and costs or difficulties relating to integration matters being greater than expected; potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the Merger; the impact of purchase accounting with respect to the Merger, or any change in the assumptions used regarding the assets acquired and liabilities assumed to determine their fair value and credit marks; the potential impact of future business combinations on our performance and financial condition, including our ability to successfully integrate the businesses, the success of revenue-generating and cost reduction initiatives and the diversion of management’s attention from ongoing business operations and opportunities; failure or circumvention of our internal controls; operational risks or risk management failures by us or critical third parties, including without limitation with respect to data processing, information systems, cybersecurity, technological changes, vendor issues, business interruption, and fraud risks; significant changes in accounting, tax or regulatory practices or requirements; new legal obligations or liabilities; disruptive technologies in payment systems and other services traditionally provided by banks; failure or disruption of our information systems; computer hacking and other cybersecurity threats; the effects of climate change on Old National and its customers, borrowers, or service providers; the impacts of pandemics, epidemics and other infectious disease outbreaks; other matters discussed in this earnings release; and other factors identified in our Annual Report on Form 10-K for the year ended December 31, 2024 and other filings with the SEC. These forward-looking statements are based on assumptions and estimates, which although believed to be reasonable, may turn out to be incorrect. Old National does not undertake an obligation to update these forward-looking statements to reflect events or conditions after the date of this earnings release. You are advised to consult further disclosures we may make on related subjects in our filings with the SEC.

CONTACTS:
Media: Rick Jillson	Investors: Lynell Durchholz
(812) 465-7267	(812) 464-1366
Rick.Jillson@oldnational.com	Lynell.Durchholz@oldnational.com

Financial Highlights (unaudited)
($ and shares in thousands, except per share data)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2025	2025	2024	2024	2024	2025	2024
Income Statement
Net interest income	$514,790	$387,643	$394,180	$391,724	$388,421	$902,433	$744,879
FTE adjustment[1,3]	7,063	5,360	5,777	6,144	6,340	12,423	12,593
Net interest income - tax equivalent basis[3]	521,853	393,003	399,957	397,868	394,761	914,856	757,472
Provision for credit losses	106,835	31,403	27,017	28,497	36,214	138,238	55,105
Noninterest income	132,517	93,794	95,766	94,138	87,271	226,311	164,793
Noninterest expense	384,766	268,471	276,824	272,283	282,999	653,237	545,316
Net income available to common shareholders	$121,375	$140,625	$149,839	$139,768	$117,196	$262,000	$233,446
Per Common Share Data
Weighted average diluted shares	361,436	321,016	318,803	317,331	316,461	340,250	304,207
EPS, diluted	$0.34	$0.44	$0.47	$0.44	$0.37	$0.77	$0.77
Cash dividends	0.14	0.14	0.14	0.14	0.14	0.28	0.28
Dividend payout ratio[2]	41%	32%	30%	32%	38%	36%	36%
Book value	$20.12	$19.71	$19.11	$19.20	$18.28	$20.12	$18.28
Stock price	21.34	21.19	21.71	18.66	17.19	21.34	17.19
Tangible book value[3]	12.60	12.54	11.91	11.97	11.05	12.60	11.05
Performance Ratios
ROAA	0.77%	1.08%	1.14%	1.08%	0.92%	0.91%	0.95%
ROAE	6.7%	9.1%	9.8%	9.4%	8.2%	7.8%	8.4%
ROATCE[3]	12.0%	15.0%	16.4%	16.0%	14.1%	13.4%	14.5%
NIM (FTE)[3]	3.53%	3.27%	3.30%	3.32%	3.33%	3.41%	3.31%
Efficiency ratio[3]	55.8%	53.7%	54.4%	53.8%	57.2%	54.9%	57.7%
NCOs to average loans	0.24%	0.24%	0.21%	0.19%	0.16%	0.24%	0.15%
ACL on loans to EOP loans	1.18%	1.10%	1.08%	1.05%	1.01%	1.18%	1.01%
ACL[4] to EOP loans	1.24%	1.16%	1.14%	1.12%	1.08%	1.24%	1.08%
NPLs to EOP loans	1.24%	1.29%	1.23%	1.22%	0.94%	1.24%	0.94%
Balance Sheet (EOP)
Total loans	$47,902,819	$36,413,944	$36,285,887	$36,400,643	$36,150,513	$47,902,819	$36,150,513
Total assets	70,979,805	53,877,944	53,552,272	53,602,293	53,119,645	70,979,805	53,119,645
Total deposits	54,357,683	41,034,572	40,823,560	40,845,746	39,999,228	54,357,683	39,999,228
Total borrowed funds	7,346,098	5,447,054	5,411,537	5,449,096	6,085,204	7,346,098	6,085,204
Total shareholders' equity	8,126,387	6,534,654	6,340,350	6,367,298	6,075,072	8,126,387	6,075,072
Capital Ratios[3]
Risk-based capital ratios (EOP):
Tier 1 common equity	10.74%	11.62%	11.38%	11.00%	10.73%	10.74%	10.73%
Tier 1 capital	11.20%	12.23%	11.98%	11.60%	11.33%	11.20%	11.33%
Total capital	12.59%	13.68%	13.37%	12.94%	12.71%	12.59%	12.71%
Leverage ratio (average assets)	9.26%	9.44%	9.21%	9.05%	8.90%	9.26%	8.90%
Equity to assets (averages)	11.38%	12.01%	11.78%	11.60%	11.31%	11.66%	11.31%
TCE to TA	7.26%	7.76%	7.41%	7.44%	6.94%	7.26%	6.94%
Nonfinancial Data
Full-time equivalent employees	5,313	4,028	4,066	4,105	4,267	5,313	4,267
Banking centers	351	280	280	280	280	351	280
[1] Calculated using the federal statutory tax rate in effect of 21% for all periods.
[2] Cash dividends per common share divided by net income per common share (basic).
[3] Represents a non-GAAP financial measure. Refer to the "Non-GAAP Measures" table for reconciliations to GAAP financial measures. June 30, 2025 capital ratios are preliminary.
[4] Includes the allowance for credit losses on loans and unfunded loan commitments.

FTE - Fully taxable equivalent basis ROAA - Return on average assets ROAE - Return on average equity ROATCE - Return on average tangible common equity NCOs - Net Charge-offs ACL - Allowance for Credit Losses EOP - End of period actual balances NPLs - Non-performing Loans TCE - Tangible common equity TA - Tangible assets

Income Statement (unaudited)
($ and shares in thousands, except per share data)
	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2025	2025	2024	2024	2024	2025	2024
Interest income	$824,961	$630,399	$662,082	$679,925	$663,663	$1,455,360	$1,259,644
Less: interest expense	310,171	242,756	267,902	288,201	275,242	552,927	514,765
Net interest income	514,790	387,643	394,180	391,724	388,421	902,433	744,879
Provision for credit losses	106,835	31,403	27,017	28,497	36,214	138,238	55,105
Net interest income after provision for credit losses	407,955	356,240	367,163	363,227	352,207	764,195	689,774
Wealth and investment services fees	35,817	29,648	30,012	29,117	29,358	65,465	57,662
Service charges on deposit accounts	23,878	21,156	20,577	20,350	19,350	45,034	37,248
Debit card and ATM fees	12,922	9,991	10,991	11,362	10,993	22,913	21,047
Mortgage banking revenue	10,032	6,879	7,026	7,669	7,064	16,911	11,542
Capital markets income	7,114	4,506	5,244	7,426	4,729	11,620	7,629
Company-owned life insurance	6,625	5,381	6,499	5,315	5,739	12,006	9,173
Other income	36,170	16,309	15,539	12,975	10,036	52,479	20,506
Debt securities gains (losses), net	(41)	(76)	(122)	(76)	2	(117)	(14)
Total noninterest income	132,517	93,794	95,766	94,138	87,271	226,311	164,793
Salaries and employee benefits	202,112	148,305	146,605	147,494	159,193	350,417	308,996
Occupancy	30,432	29,053	29,733	27,130	26,547	59,485	53,566
Equipment	12,566	8,901	9,325	9,888	8,704	21,467	17,375
Marketing	13,759	11,940	12,653	11,036	11,284	25,699	21,918
Technology	31,452	22,020	21,429	23,343	24,002	53,472	44,025
Communication	5,014	4,134	4,176	4,681	4,480	9,148	8,480
Professional fees	21,931	7,919	11,055	7,278	10,552	29,850	16,958
FDIC assessment	13,409	9,700	11,970	11,722	9,676	23,109	20,989
Amortization of intangibles	19,630	6,830	7,237	7,411	7,425	26,460	12,880
Amortization of tax credit investments	5,815	3,424	4,556	3,277	2,747	9,239	5,496
Other expense	28,646	16,245	18,085	19,023	18,389	44,891	34,633
Total noninterest expense	384,766	268,471	276,824	272,283	282,999	653,237	545,316
Income before income taxes	155,706	181,563	186,105	185,082	156,479	337,269	309,251
Income tax expense	30,298	36,904	32,232	41,280	35,250	67,202	67,738
Net income	$125,408	$144,659	$153,873	$143,802	$121,229	$270,067	$241,513
Preferred dividends	(4,033)	(4,034)	(4,034)	(4,034)	(4,033)	(8,067)	(8,067)
Net income applicable to common shares	$121,375	$140,625	$149,839	$139,768	$117,196	$262,000	$233,446

EPS, diluted	$0.34	$0.44	$0.47	$0.44	$0.37	$0.77	$0.77
Weighted Average Common Shares Outstanding
Basic	360,155	315,925	315,673	315,622	315,585	338,162	303,283
Diluted	361,436	321,016	318,803	317,331	316,461	340,250	304,207
Common shares outstanding (EOP)	391,818	319,236	318,980	318,955	318,969	391,818	318,969

End of Period Balance Sheet (unaudited)
($ in thousands)
	June 30,	March 31,	December 31,	September 30,	June 30,
	2025	2025	2024	2024	2024
Assets
Cash and due from banks	$637,556	$486,061	$394,450	$498,120	$428,665
Money market and other interest-earning investments	1,171,015	753,719	833,518	693,450	804,381
Investments:
Treasury and government-sponsored agencies	2,445,733	2,364,170	2,289,903	2,335,716	2,207,004
Mortgage-backed securities	9,632,206	6,458,023	6,175,103	6,085,826	5,890,371
States and political subdivisions	1,590,272	1,589,555	1,637,379	1,665,128	1,678,597
Other securities	852,687	755,348	781,656	783,079	775,623
Total investments	14,520,898	11,167,096	10,884,041	10,869,749	10,551,595
Loans held-for-sale, at fair value	77,618	40,424	34,483	62,376	66,126
Loans:
Commercial	14,662,916	10,650,615	10,288,560	10,408,095	10,332,631
Commercial and agriculture real estate	21,879,785	16,135,327	16,307,486	16,356,216	16,016,958
Residential real estate	8,212,242	6,771,694	6,797,586	6,757,896	6,894,957
Consumer	3,147,876	2,856,308	2,892,255	2,878,436	2,905,967
Total loans	47,902,819	36,413,944	36,285,887	36,400,643	36,150,513
Allowance for credit losses on loans	(565,109)	(401,932)	(392,522)	(380,840)	(366,335)
Premises and equipment, net	682,539	584,664	588,970	599,528	601,945
Goodwill and other intangible assets	2,944,372	2,289,268	2,296,098	2,305,084	2,306,204
Company-owned life insurance	1,046,693	859,211	859,851	863,723	862,032
Accrued interest receivable and other assets	2,561,404	1,685,489	1,767,496	1,690,460	1,714,519
Total assets	$70,979,805	$53,877,944	$53,552,272	$53,602,293	$53,119,645

Liabilities and Equity
Noninterest-bearing demand deposits	$12,652,556	$9,186,314	$9,399,019	$9,429,285	$9,336,042
Interest-bearing:
Checking and NOW accounts	9,194,738	7,736,014	7,538,987	7,314,245	7,680,865
Savings accounts	5,058,819	4,715,329	4,753,279	4,781,447	4,983,811
Money market accounts	16,564,125	11,638,653	11,807,228	11,601,461	10,485,491
Other time deposits	7,613,377	6,212,898	5,819,970	6,010,070	5,688,432
Total core deposits	51,083,615	39,489,208	39,318,483	39,136,508	38,174,641
Brokered deposits	3,274,068	1,545,364	1,505,077	1,709,238	1,824,587
Total deposits	54,357,683	41,034,572	40,823,560	40,845,746	39,999,228

Federal funds purchased and interbank borrowings	340,246	170	385	135,263	250,154
Securities sold under agreements to repurchase	297,637	290,256	268,975	244,626	240,713
Federal Home Loan Bank advances	5,835,918	4,514,354	4,452,559	4,471,153	4,744,560
Other borrowings	872,297	642,274	689,618	598,054	849,777
Total borrowed funds	7,346,098	5,447,054	5,411,537	5,449,096	6,085,204
Accrued expenses and other liabilities	1,149,637	861,664	976,825	940,153	960,141
Total liabilities	62,853,418	47,343,290	47,211,922	47,234,995	47,044,573
Preferred stock, common stock, surplus, and retained earnings	8,725,995	7,183,163	7,086,393	6,971,054	6,866,480
Accumulated other comprehensive income (loss), net of tax	(599,608)	(648,509)	(746,043)	(603,756)	(791,408)
Total shareholders' equity	8,126,387	6,534,654	6,340,350	6,367,298	6,075,072
Total liabilities and shareholders' equity	$70,979,805	$53,877,944	$53,552,272	$53,602,293	$53,119,645

Average Balance Sheet and Interest Rates (unaudited)
($ in thousands)

	Three Months Ended			Three Months Ended			Three Months Ended
	June 30, 2025			March 31, 2025			June 30, 2024
	Average	Income1/	Yield/	Average	Income1/	Yield/	Average	Income1/	Yield/
Earning Assets:	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Money market and other interest-earning investments	$1,424,700	$14,791	4.16%	$791,067	$8,815	4.52%	$814,944	$11,311	5.58%
Investments:
Treasury and government-sponsored agencies	2,396,691	20,820	3.47%	2,318,869	20,019	3.45%	2,208,935	21,531	3.90%
Mortgage-backed securities	8,567,318	87,734	4.10%	6,287,825	54,523	3.47%	5,828,225	47,904	3.29%
States and political subdivisions	1,596,899	13,402	3.36%	1,610,819	13,242	3.29%	1,686,994	14,290	3.39%
Other securities	970,581	15,770	6.50%	770,839	10,512	5.45%	788,571	12,583	6.38%
Total investments	13,531,489	137,726	4.07%	10,988,352	98,296	3.58%	10,512,725	96,308	3.66%
Loans:[2]
Commercial	13,240,876	219,446	6.63%	10,397,991	165,595	6.37%	10,345,098	183,425	7.09%
Commercial and agriculture real estate	20,022,403	316,422	6.32%	16,213,606	245,935	6.07%	15,870,809	260,407	6.56%
Residential real estate loans	7,792,440	88,852	4.56%	6,815,091	67,648	3.97%	6,952,942	67,683	3.89%
Consumer	3,049,341	54,787	7.21%	2,871,213	49,470	6.99%	2,910,331	50,869	7.03%
Total loans	44,105,060	679,507	6.16%	36,297,901	528,648	5.83%	36,079,180	562,384	6.24%

Total earning assets	$59,061,249	$832,024	5.64%	$48,077,320	$635,759	5.30%	$47,406,849	$670,003	5.66%

Less: Allowance for credit losses on loans	(404,871)			(398,765)			(331,043)

Non-earning Assets:
Cash and due from banks	$426,513			$372,428			$430,256
Other assets	6,403,239			5,394,600			5,341,022

Total assets	$65,486,130			$53,445,583			$52,847,084

Interest-Bearing Liabilities:
Checking and NOW accounts	$8,594,591	$29,291	1.37%	$7,526,294	$23,850	1.29%	$8,189,454	$34,398	1.69%
Savings accounts	4,968,232	3,777	0.30%	4,692,239	3,608	0.31%	5,044,800	5,254	0.42%
Money market accounts	15,055,735	110,933	2.96%	11,664,650	88,381	3.07%	10,728,156	102,560	3.84%
Other time deposits	7,092,124	67,204	3.80%	5,996,108	56,485	3.82%	5,358,103	56,586	4.25%
Total interest-bearing core deposits	35,710,682	211,205	2.37%	29,879,291	172,324	2.34%	29,320,513	198,798	2.73%
Brokered deposits	2,530,726	28,883	4.58%	1,546,756	18,171	4.76%	1,244,237	17,008	5.50%
Total interest-bearing deposits	38,241,408	240,088	2.52%	31,426,047	190,495	2.46%	30,564,750	215,806	2.84%

Federal funds purchased and interbank borrowings	88,603	953	4.31%	148,130	1,625	4.45%	148,835	1,986	5.37%
Securities sold under agreements to repurchase	295,948	636	0.86%	272,961	551	0.82%	249,939	639	1.03%
Federal Home Loan Bank advances	6,037,462	59,042	3.92%	4,464,590	41,896	3.81%	4,473,978	44,643	4.01%
Other borrowings	828,214	9,452	4.58%	675,759	8,189	4.91%	891,609	12,168	5.49%
Total borrowed funds	7,250,227	70,083	3.88%	5,561,440	52,261	3.81%	5,764,361	59,436	4.15%

Total interest-bearing liabilities	$45,491,635	$310,171	2.73%	$36,987,487	$242,756	2.66%	$36,329,111	$275,242	3.05%

Noninterest-Bearing Liabilities and Shareholders' Equity
Demand deposits	$11,568,854			$9,096,676			$9,558,675
Other liabilities	973,525			944,935			980,322
Shareholders' equity	7,452,116			6,416,485			5,978,976

Total liabilities and shareholders' equity	$65,486,130			$53,445,583			$52,847,084

Net interest rate spread			2.91%			2.64%			2.61%

Net interest margin (GAAP)			3.49%			3.23%			3.28%

Net interest margin (FTE)[3]			3.53%			3.27%			3.33%

FTE adjustment		$7,063			$5,360			$6,340

[1] Interest income is reflected on a FTE basis.
[2] Includes loans held-for-sale.
[3] Represents a non-GAAP financial measure. Refer to the "Non-GAAP Measures" table for reconciliations to GAAP financial measures.

Average Balance Sheet and Interest Rates (unaudited)
($ in thousands)

	Six Months Ended			Six Months Ended
	June 30, 2025			June 30, 2024
	Average	Income1/	Yield/	Average	Income1/	Yield/
Earning Assets:	Balance	Expense	Rate	Balance	Expense	Rate
Money market and other interest-earning investments	$1,109,634	$23,606	4.29%	$786,094	$21,296	5.45%
Investments:
Treasury and government-sponsored agencies	2,357,995	40,839	3.46%	2,285,706	44,797	3.92%
Mortgage-backed securities	7,433,868	142,257	3.83%	5,592,655	86,792	3.10%
States and political subdivisions	1,603,821	26,644	3.32%	1,683,585	28,266	3.36%
Other securities	871,262	26,282	6.03%	779,504	24,756	6.35%
Total investments	$12,266,946	$236,022	3.85%	$10,341,450	$184,611	3.57%
Loans:[2]
Commercial	11,827,287	385,041	6.51%	9,942,741	350,688	7.05%
Commercial and agriculture real estate	18,128,526	562,357	6.20%	15,119,590	490,493	6.49%
Residential real estate loans	7,306,465	156,500	4.28%	6,823,378	130,686	3.83%
Consumer	2,960,769	104,257	7.10%	2,777,711	94,463	6.84%
Total loans	40,223,047	1,208,155	6.01%	34,663,420	1,066,330	6.16%

Total earning assets	$53,599,627	$1,467,783	5.48%	$45,790,964	$1,272,237	5.56%

Less: Allowance for credit losses on loans	(401,835)			(322,256)

Non-earning Assets:
Cash and due from banks	$399,620			$396,466
Other assets	5,901,705			5,151,308

Total assets	$59,499,117			$51,016,482

Interest-Bearing Liabilities:
Checking and NOW accounts	$8,063,393	$53,141	1.33%	$7,665,327	$59,650	1.56%
Savings accounts	4,830,998	7,385	0.31%	5,035,100	10,271	0.41%
Money market accounts	13,369,560	199,314	3.01%	10,322,808	196,773	3.83%
Other time deposits	6,547,143	123,689	3.81%	5,023,620	104,018	4.16%
Total interest-bearing core deposits	32,811,094	383,529	2.36%	28,046,855	370,712	2.66%
Brokered deposits	2,041,459	47,054	4.65%	1,145,744	30,533	5.36%
Total interest-bearing deposits	34,852,553	430,583	2.49%	29,192,599	401,245	2.76%

Federal funds purchased and interbank borrowings	118,202	2,578	4.40%	108,962	2,947	5.44%
Securities sold under agreements to repurchase	284,518	1,187	0.84%	273,088	1,556	1.15%
Federal Home Loan Bank advances	5,255,372	100,938	3.87%	4,430,236	85,810	3.90%
Other borrowings	752,408	17,641	4.73%	858,727	23,207	5.43%
Total borrowed funds	6,410,500	122,344	3.85%	5,671,013	113,520	4.03%

Total interest-bearing liabilities	41,263,053	552,927	2.70%	34,863,612	514,765	2.97%

Noninterest-Bearing Liabilities and Shareholders' Equity
Demand deposits	$10,339,594			$9,408,406
Other liabilities	959,309			972,205
Shareholders' equity	6,937,161			5,772,259

Total liabilities and shareholders' equity	$59,499,117			$51,016,482

Net interest rate spread			2.78%			2.59%

Net interest margin (GAAP)			3.37%			3.25%

Net interest margin (FTE)[3]			3.41%			3.31%

FTE adjustment		$12,423			$12,593

[1] Interest income is reflected on a FTE.
[2] Includes loans held-for-sale.
[3] Represents a non-GAAP financial measure. Refer to the "Non-GAAP Measures" table for reconciliations to GAAP financial measures.

Asset Quality (EOP) (unaudited)
($ in thousands)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2025	2025	2024	2024	2024	2025	2024
Allowance for credit losses:
Beginning allowance for credit losses on loans	$401,932	$392,522	$380,840	$366,335	$319,713	$392,522	$307,610
Allowance established for acquired PCD loans	90,442	—	—	2,803	23,922	90,442	23,922
Provision for credit losses on loans	99,263	31,026	30,417	29,176	36,745	130,289	60,598
Gross charge-offs	(29,954)	(24,540)	(21,278)	(18,965)	(17,041)	(54,494)	(31,061)
Gross recoveries	3,426	2,924	2,543	1,491	2,996	6,350	5,266
NCOs	(26,528)	(21,616)	(18,735)	(17,474)	(14,045)	(48,144)	(25,795)
Ending allowance for credit losses on loans	$565,109	$401,932	$392,522	$380,840	$366,335	$565,109	$366,335
Beginning allowance for credit losses on unfunded commitments	$22,031	$21,654	$25,054	$25,733	$26,264	$21,654	$31,226
Provision (release) for credit losses on unfunded commitments	7,572	377	(3,400)	(679)	(531)	7,949	(5,493)
Ending allowance for credit losses on unfunded commitments	$29,603	$22,031	$21,654	$25,054	$25,733	$29,603	$25,733
Allowance for credit losses	$594,712	$423,963	$414,176	$405,894	$392,068	$594,712	$392,068
Provision for credit losses on loans	$99,263	$31,026	$30,417	$29,176	$36,745	$130,289	$60,598
Provision (release) for credit losses on unfunded commitments	7,572	377	(3,400)	(679)	(531)	7,949	(5,493)
Provision for credit losses	$106,835	$31,403	$27,017	$28,497	$36,214	$138,238	$55,105
NCOs / average loans[1]	0.24%	0.24%	0.21%	0.19%	0.16%	0.24%	0.15%
Average loans[1]	$44,075,472	$36,284,059	$36,410,414	$36,299,544	$36,053,845	$40,201,289	$34,648,292
EOP loans[1]	47,902,819	36,413,944	36,285,887	36,400,643	36,150,513	47,902,819	36,150,513
ACL on loans / EOP loans[1]	1.18%	1.10%	1.08%	1.05%	1.01%	1.18%	1.01%
ACL / EOP loans[1]	1.24%	1.16%	1.14%	1.12%	1.08%	1.24%	1.08%
Underperforming Assets:
Loans 90 days and over (still accruing)	$16,893	$6,757	$4,060	$1,177	$5,251	$16,893	$5,251
Nonaccrual loans	594,709	469,211	447,979	443,597	340,181	594,709	340,181
Foreclosed assets	7,986	6,301	4,294	4,077	8,290	7,986	8,290
Total underperforming assets	$619,588	$482,269	$456,333	$448,851	$353,722	$619,588	$353,722
Classified and Criticized Assets:
Nonaccrual loans	$594,709	$469,211	$447,979	$443,597	$340,181	$594,709	$340,181
Substandard loans (still accruing)	1,969,260	1,479,630	1,073,413	1,074,243	841,087	1,969,260	841,087
Loans 90 days and over (still accruing)	16,893	6,757	4,060	1,177	5,251	16,893	5,251
Total classified loans - "problem loans"	2,580,862	1,955,598	1,525,452	1,519,017	1,186,519	2,580,862	1,186,519
Other classified assets	43,495	53,239	58,954	59,485	60,772	43,495	60,772
Special Mention	1,008,716	828,314	908,630	837,543	967,655	1,008,716	967,655
Total classified and criticized assets	$3,633,073	$2,837,151	$2,493,036	$2,416,045	$2,214,946	$3,633,073	$2,214,946
Loans 30-89 days past due (still accruing)	$128,771	$72,517	$93,141	$91,750	$51,712	$128,771	$51,712
Nonaccrual loans / EOP loans[1]	1.24%	1.29%	1.23%	1.22%	0.94%	1.24%	0.94%
ACL / nonaccrual loans	100%	90%	92%	92%	115%	100%	115%
Under-performing assets/EOP loans[1]	1.29%	1.32%	1.26%	1.23%	0.98%	1.29%	0.98%
Under-performing assets/EOP assets	0.87%	0.90%	0.85%	0.84%	0.67%	0.87%	0.67%
30+ day delinquencies/EOP loans[1]	0.30%	0.22%	0.27%	0.26%	0.16%	0.30%	0.16%

[1] Excludes loans held-for-sale.

Non-GAAP Measures (unaudited)
($ and shares in thousands, except per share data)

	Three Months Ended						Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,		June 30,	June 30,
	2025	2025	2024	2024	2024		2025	2024
Earnings Per Share:
Net income applicable to common shares	$121,375	$140,625	$149,839	$139,768	$117,196		$262,000	$233,446
Adjustments:
CECL Day 1 non-PCD provision expense	75,604	—	—	—	15,312		75,604	15,312
Tax effect[1]	(20,802)	—	—	—	(3,476)		(20,802)	(3,476)
CECL Day 1 non-PCD provision expense, net	54,802	—	—	—	11,836		54,802	11,836
Merger-related charges	41,206	5,856	8,117	6,860	19,440		47,062	22,348
Tax effect[1]	(11,337)	(1,089)	(2,058)	(1,528)	(4,413)		(12,426)	(5,123)
Merger-related charges, net	29,869	4,767	6,059	5,332	15,027		34,636	17,225
Pension plan gain	(21,001)	—	—	—	—		(21,001)	—
Tax effect[1]	5,778	—	—	—	—		5,778	—
Pension plan gain, net	(15,223)	—	—	—	—		(15,223)	—
Debt securities (gains) losses	41	76	122	76	(2)		117	14
Tax effect[1]	(11)	(14)	(31)	(17)	1		(25)	(3)
Debt securities (gains) losses, net	30	62	91	59	(1)		92	11
Separation expense	—	—	—	2,646	—		—	—
Tax effect[1]	—	—	—	(589)	—		—	—
Separation expense, net	—	—	—	2,057	—		—	—
Distribution of excess pension assets	—	—	—	—	—	—	—	13,318
Tax effect[1]	—	—	—	—	—	—	—	(3,250)
Distribution excess pension assets, net	—	—	—	—	—		—	10,068
FDIC special assessment	—	—	—	—	—		—	2,994
Tax effect[1]	—	—	—	—	—		—	(731)
FDIC special assessment, net	—	—	—	—	—		—	2,263
Total adjustments, net	69,478	4,829	6,150	7,448	26,862		74,307	41,403
Net income applicable to common shares, adjusted	$190,853	$145,454	$155,989	$147,216	$144,058		$336,307	$274,849
Weighted average diluted common shares outstanding	361,436	321,016	318,803	317,331	316,461		340,250	304,207
EPS, diluted	$0.34	$0.44	$0.47	$0.44	$0.37		$0.77	$0.77
Adjusted EPS, diluted	$0.53	$0.45	$0.49	$0.46	$0.46		$0.99	$0.90
NIM:
Net interest income	$514,790	$387,643	$394,180	$391,724	$388,421		$902,433	$744,879
Add: FTE adjustment[2]	7,063	5,360	5,777	6,144	6,340		12,423	12,593
Net interest income (FTE)	$521,853	$393,003	$399,957	$397,868	$394,761		$914,856	$757,472
Average earning assets	$59,061,249	$48,077,320	$48,411,803	$47,905,463	$47,406,849		$53,599,627	$45,790,964
NIM (GAAP)	3.49%	3.23%	3.26%	3.27%	3.28%		3.37%	3.25%
NIM (FTE)	3.53%	3.27%	3.30%	3.32%	3.33%		3.41%	3.31%

Refer to last page of Non-GAAP reconciliations for footnotes.

Non-GAAP Measures (unaudited)
($ in thousands)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2025	2025	2024	2024	2024	2025	2024
PPNR:
Net interest income (FTE)[2]	$521,853	$393,003	$399,957	$397,868	$394,761	$914,856	$757,472
Add: Noninterest income	132,517	93,794	95,766	94,138	87,271	226,311	164,793
Total revenue (FTE)	654,370	486,797	495,723	492,006	482,032	1,141,167	922,265
Less: Noninterest expense	(384,766)	(268,471)	(276,824)	(272,283)	(282,999)	(653,237)	(545,316)
PPNR	$269,604	$218,326	$218,899	$219,723	$199,033	$487,930	$376,949
Adjustments:
Pension plan termination gain	$(21,001)	$—	$—	$—	$—	$(21,001)	$—
Debt securities (gains) losses	$41	$76	$122	$76	$(2)	$117	$14
Noninterest income adjustments	(20,960)	76	122	76	(2)	(20,884)	14
Adjusted noninterest income	111,557	93,870	95,888	94,214	87,269	205,427	164,807
Adjusted revenue	$633,410	$486,873	$495,845	$492,082	$482,030	$1,120,283	$922,279
Adjustments:
Merger-related charges	$41,206	$5,856	$8,117	$6,860	$19,440	$47,062	$22,348
Separation expense	—	—	—	2,646	—	—	—
Distribution of excess pension assets	—	—	—	—	—	—	13,318
FDIC Special Assessment	—	—	—	—	—	—	2,994
Noninterest expense adjustments	41,206	5,856	8,117	9,506	19,440	47,062	38,660
Adjusted total noninterest expense	(343,560)	(262,615)	(268,707)	(262,777)	(263,559)	(606,175)	(506,656)
Adjusted PPNR	$289,850	$224,258	$227,138	$229,305	$218,471	$514,108	$415,623
Efficiency Ratio:
Noninterest expense	$384,766	$268,471	$276,824	$272,283	$282,999	$653,237	$545,316
Less: Amortization of intangibles	(19,630)	(6,830)	(7,237)	(7,411)	(7,425)	(26,460)	(12,880)
Noninterest expense, excl. amortization of intangibles	365,136	261,641	269,587	264,872	275,574	626,777	532,436
Less: Amortization of tax credit investments	(5,815)	(3,424)	(4,556)	(3,277)	(2,747)	(9,239)	(5,496)
Less: Noninterest expense adjustments	(41,206)	(5,856)	(8,117)	(9,506)	(19,440)	(47,062)	(38,660)
Adjusted noninterest expense, excluding amortization	$318,115	$252,361	$256,914	$252,089	$253,387	$570,476	$488,280
Total revenue (FTE)[2]	$654,370	$486,797	$495,723	$492,006	$482,032	$1,141,167	$922,265
Less: Debt securities (gains) losses	41	76	122	76	(2)	117	14
Less: Pension plan gain	(21,001)	—	—	—	—	(21,001)	—
Total adjusted revenue	$633,410	$486,873	$495,845	$492,082	$482,030	$1,120,283	$922,279
Efficiency Ratio	55.8%	53.7%	54.4%	53.8%	57.2%	54.9%	57.7%
Adjusted Efficiency Ratio	50.2%	51.8%	51.8%	51.2%	52.6%	50.9%	52.9%

Refer to last page of Non-GAAP reconciliations for footnotes.

Non-GAAP Measures (unaudited)
($ in thousands)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2025	2025	2024	2024	2024	2025	2024
ROAE and ROATCE:
Net income applicable to common shares	$121,375	$140,625	$149,839	$139,768	$117,196	$262,000	$233,446
Amortization of intangibles	19,630	6,830	7,237	7,411	7,425	26,460	12,880
Tax effect[1]	(4,908)	(1,708)	(1,809)	(1,853)	(1,856)	(6,615)	(3,220)
Amortization of intangibles, net	14,722	5,122	5,428	5,558	5,569	19,845	9,660
Net income applicable to common shares, excluding intangibles amortization	136,097	145,747	155,267	145,326	122,765	281,845	243,106
Total adjustments, net (see pg.12)	69,478	4,829	6,150	7,448	26,862	74,307	41,403
Adjusted net income applicable to common shares, excluding intangibles amortization	$205,575	$150,576	$161,417	$152,774	$149,627	$356,152	$284,509
Average shareholders' equity	$7,452,116	$6,416,485	$6,338,953	$6,190,071	$5,978,976	$6,937,161	$5,772,259
Less: Average preferred equity	(243,719)	(243,719)	(243,719)	(243,719)	(243,719)	(243,719)	(243,719)
Average shareholders' common equity	$7,208,397	$6,172,766	$6,095,234	$5,946,352	$5,735,257	$6,693,442	$5,528,540
Average goodwill and other intangible assets	(2,670,710)	(2,292,526)	(2,301,177)	(2,304,597)	(2,245,405)	(2,482,663)	(2,171,872)
Average tangible shareholder's common equity	$4,537,687	$3,880,240	$3,794,057	$3,641,755	$3,489,852	$4,210,779	$3,356,668
ROAE	6.7%	9.1%	9.8%	9.4%	8.2%	7.8%	8.4%
ROAE, adjusted	10.6%	9.4%	10.2%	9.9%	10.0%	10.0%	9.9%
ROATCE	12.0%	15.0%	16.4%	16.0%	14.1%	13.4%	14.5%
ROATCE, adjusted	18.1%	15.5%	17.0%	16.8%	17.1%	16.9%	17.0%

Refer to last page of Non-GAAP reconciliations for footnotes.

Non-GAAP Measures (unaudited)
($ in thousands)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
	2025	2025	2024	2024	2024
Tangible Common Equity:
Shareholders' equity	$8,126,387	$6,534,654	$6,340,350	$6,367,298	$6,075,072
Less: Preferred equity	(243,719)	(243,719)	(243,719)	(243,719)	(243,719)
Shareholders' common equity	$7,882,668	$6,290,935	$6,096,631	$6,123,579	$5,831,353
Less: Goodwill and other intangible assets	(2,944,372)	(2,289,268)	(2,296,098)	(2,305,084)	(2,306,204)
Tangible shareholders' common equity	$4,938,296	$4,001,667	$3,800,533	$3,818,495	$3,525,149

Total assets	$70,979,805	$53,877,944	$53,552,272	$53,602,293	$53,119,645
Less: Goodwill and other intangible assets	(2,944,372)	(2,289,268)	(2,296,098)	(2,305,084)	(2,306,204)
Tangible assets	$68,035,433	$51,588,676	$51,256,174	$51,297,209	$50,813,441

Risk-weighted assets[3]	$52,517,871	$40,266,670	$40,314,805	$40,584,608	$40,627,117

Tangible common equity to tangible assets	7.26%	7.76%	7.41%	7.44%	6.94%
Tangible common equity to risk-weighted assets[3]	9.40%	9.94%	9.43%	9.41%	8.68%
Tangible Common Book Value:
Common shares outstanding	391,818	319,236	318,980	318,955	318,969
Tangible common book value	$12.60	$12.54	$11.91	$11.97	$11.05

[1] Tax-effect calculations use management's estimate of the full year FTE tax rates (federal + state).
[2] Calculated using the federal statutory tax rate in effect of 21% for all periods.
[3] June 30, 2025 figures are preliminary.